Exhibit 10.1

AMENDMENT
TO THE
GENVEC, INC. 2002 STOCK INCENTIVE PLAN

     WHEREAS, GenVec, Inc., a Delaware corporation (“GenVec”) has heretofore adopted the GENVEC, INC. 2002 STOCK INCENTIVE PLAN (the “Plan”); and

     WHEREAS, GenVec’s Board of Directors and stockholders have approved an amendment to the Plan to increase the number of shares of common stock available thereunder;

     NOW, THEREFORE, effective as of June 13, 2007, Section 5.1(a) the Plan shall be amended to read as follows:

“the maximum number of Shares that may be issued under this Plan is 11,580,000 Shares, plus any Unissued Shares.”